UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024 (July 23, 2024)

NEW PROVIDENCE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41023	86-1433401
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10900 Research Blvd
Suite 160C, PMB 1081
Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 231-7070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-third of one redeemable Warrant	NPABU	The Nasdaq Stock Market LLC
Class A Common Stock included as part of the Units	NPAB	The Nasdaq Stock Market LLC
Warrants included as part of the Units, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	NPABW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2024, New Providence Acquisition Corp. II (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the $50 million minimum requirement for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2) (the “MVLS Requirement”).

The notification received has no immediate effect on the Company’s Nasdaq listing. In accordance with Nasdaq rules, the Company has been provided an initial period of 180 calendar days, or until January 17, 2025 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If, at any time before the Compliance Date, the Company’s MVLS closes at $50 million or more for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the MVLS Requirement.

The Company effected the Conversion (as defined below) to regain compliance with the MVLS Requirement.

Item 3.02 Unregistered Sales of Equity Securities.

On July 29, 2024, the Company, issued an aggregate of 3,249,999 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), to (i) New Providence Acquisition II LLC, the Company’s sponsor (the “Sponsor”), and (ii) Rick Mazer, Dan Ginsberg, Tim Gannon, Terry Wilson and Greg Stevens, the Company’s independent directors at the time of its initial public offering (the “IPO” and such stockholders, “Director Holders” and together with the Sponsor, the “Founder Share Holders”), upon the conversion (the “Conversion”) of an equal number of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), held by the Founder Share Holders. The shares of Class A Common Stock issued in connection with the Conversion are subject to the same restrictions applicable to the shares of Class B Common Stock prior to the Conversion, including certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a business combination, as described in the final prospectus filed with the U.S. Securities and Exchange Commission by the Company on November 8, 2021 in connection with the IPO. Following the Conversion, there are 6,932,523 shares of Class A Common Stock issued and outstanding and one share of Class B Common Stock issued and outstanding.

The shares of Class A Common Stock issued upon the Conversion have not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2024

NEW PROVIDENCE ACQUISITION CORP. II

By:	/s/ Gary P. Smith
Name:	Gary P. Smith
Title:	Chief Executive Officer and Director

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